                             MEMORANDUM OF AGREEMENT
                               (12B-1 FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between Short-Term Investments Trust and Tax-Free Investments Trust (each a "Trust" and, collectively, the "Trusts"), on behalf of the portfolios listed on Exhibit "A" to this Memorandum of Agreement (the "Portfolios"), and A I M Distributors, Inc. ("ADI"). ADI shall and hereby agrees to waive fees of each Portfolio, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit "A".

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and ADI agree as follows:

     The Trusts and ADI agree until at least the date set forth on the attached Exhibit "A" (the "Expiration Date") that ADI will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit "A" multiplied by the average daily net assets allocable to such class. Each Trust's Board of Trustees and ADI may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. ADI will not have any right to reimbursement of any amount so waived.

     The Trusts and ADI agree to review the then-current waivers for each class of each Portfolio listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and ADI have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Portfolios, as provided in each Trusts' Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Portfolios, as provided in each Trusts' Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and ADI have entered into this Memorandum of Agreement as of the date first above written.

                                        SHORT-TERM INVESTMENTS TRUST
                                        TAX-FREE INVESTMENTS TRUST
                                        on behalf of the Portfolios listed in
                                        Exhibit "A" to this Memorandum of
                                        Agreement


                                        By: /s/ Karen Dunn Kelley
                                            ------------------------------------
                                        Title: President


                                        A I M DISTRIBUTORS, INC.


                                        By: /s/ John S. Cooper
                                            ------------------------------------
                                        Title: President

                                                          As of December 7, 2007

                                   EXHIBIT "A"

FUNDS WITH FISCAL YEAR END OF MARCH 31

                           TAX-FREE INVESTMENTS TRUST

              FUND                WAIVER   EFFECTIVE DATE   EXPIRATION DATE
-------------------------------   ------   --------------   ---------------
Tax-Free Cash Reserve Portfolio
   Cash Management Class           0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class       0.20%    June 30, 2005    June 30, 2008

   Private Investment Class        0.25%    June 30, 2005    June 30, 2008

   Reserve Class                   0.13%    June 30, 2005    June 30, 2008

   Resource Class                  0.04%    June 30, 2005    June 30, 2008

FUNDS WITH FISCAL YEAR END OF AUGUST 31

                          SHORT-TERM INVESTMENTS TRUST

              FUND                  WAIVER   EFFECTIVE DATE   EXPIRATION DATE
---------------------------------   ------   --------------   ---------------
Government & Agency Portfolio
   Cash Management Class             0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class         0.20%    June 30, 2005    June 30, 2008

   Private Investment Class          0.20%    June 30, 2005    June 30, 2008

   Reserve Class                     0.13%    June 30, 2005    June 30, 2008

   Resource Class                    0.04%    June 30, 2005    June 30, 2008

Government TaxAdvantage Portfolio
   Cash Management Class             0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class         0.20%    June 30, 2005    June 30, 2008

   Private Investment Class          0.25%    June 30, 2005    June 30, 2008

   Reserve Class                     0.13%    June 30, 2005    June 30, 2008

   Resource Class                    0.04%    June 30, 2005    June 30, 2008

                                                          As of December 7, 2007

Liquid Assets Portfolio
   Cash Management Class             0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class         0.20%    June 30, 2005    June 30, 2008

   Private Investment Class          0.20%    June 30, 2005    June 30, 2008

   Reserve Class                     0.13%    June 30, 2005    June 30, 2008

STIC Prime Portfolio
   Cash Management Class             0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class         0.20%    June 30, 2005    June 30, 2008

   Private Investment Class          0.20%    June 30, 2005    June 30, 2008

   Reserve Class                     0.13%    June 30, 2005    June 30, 2008

   Resource Class                    0.04%    June 30, 2005    June 30, 2008

Treasury Portfolio
   Cash Management Class             0.02%    June 30, 2005    June 30, 2008

   Personal Investment Class         0.20%    June 30, 2005    June 30, 2008

   Private Investment Class          0.20%    June 30, 2005    June 30, 2008

   Reserve Class                     0.13%    June 30, 2005    June 30, 2008

   Resource Class                    0.04%    June 30, 2005    June 30, 2008


                                        3